UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 25, 2013

QKL STORES INC.

(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4 Nanreyuan Street

Dongfeng Road

Sartu District

163300 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 25, 2013, QKL Stores Inc. (the "Company") held the Company’s 2013 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the stockholders reelected each of the following nominees to the board of directors of the Company for a one-year term: Zhuangyi Wang, Xishuang Fan, Chaoying Li, Tsz Fung Philip Lo and Jingyuan Gao. Additionally, the stockholders ratified the appointment of Albert Wong & Co. LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013.

The voting at the Annual Meeting was as follows:

1.	Election of Directors

Nominee	For	Against	Withheld	Broker Non-Votes
Zhuangyi Wang	832,051	0	4,669	222,742
Xishuang Fan	832,051	0	4,669	222,742
Chaoying Li	811,426	0	25,294	222,742
Tsz Fung Philip Lo	811,551	0	25,169	222,742
Jingyuan Gao	811,551	0	25,169	222,742

2.	Ratification of Albert Wong & Co. LLP as the Company’s Independent Auditors

For	Against	Abstain	Broker Non-Votes
1,027,026	32,250	186	-

3.	Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
832,019	4,002	699	222,742

4.	Advisory Vote on Frequency of Advisory Vote on Executive Compensation

1 year	2 years	3 years	Abstain	Broker Non-Votes
30,502	805,009	605	604	222,742

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By:	/s/Tsz-Kit Chan
Name:	Tsz-Kit Chan
Title:	Chief Financial Officer

Date: June 25, 2013